Exhibit K

LETTER OF TRANSMITTAL

If you need assistance in completing this form, please call JPMorgan Chase Bank, London Branch, the exchange agent, at 44-1202-32-3813 or 44-1202-34-1260, J.P. Morgan Bank Luxembourg S.A., the Luxembourg exchange agent, at 352-46268-5496, Georgeson Shareholder at 212-440-9800 (call collect), Barclays Capital Inc. at 1-866-307-8991 (toll free from inside the U.S.) or 212-412-4072 (collect from outside the U.S.) or Merrill Lynch & Co. at 1-888-654-8637 (toll free from inside the U.S.) or 212-449-4914 (collect from outside the U.S.).

The Bolivarian Republic of Venezuela

Invites the Owners of its

Front-Loaded Interest Reduction Bonds Due 2007, USD Series A and B
Debt Conversion Bonds Due 2007, USD Series DL
Debt Conversion Bonds Due 2008, USD Series IL
Front-Loaded Interest Reduction Bonds Due 2007, Deutsche Mark
Debt Conversion Bonds Due 2007, Deutsche Mark
Front-Loaded Interest Reduction Bonds Due 2007, Pounds Sterling
Debt Conversion Bonds Due 2007, Pounds Sterling
Front-Loaded Interest Reduction Bonds Due 2007, Swiss Franc
(collectively, the “Old Bonds”)

to submit, in a modified Dutch auction, offers to exchange Old Bonds for
U.S. Dollar-Denominated Global Bonds due 2014
(“Global Bonds”)

THE INVITATION AND WITHDRAWAL RIGHTS WILL EXPIRE AT 4:00 P.M. (NEW YORK CITY TIME) ON SEPTEMBER 28, 2004 (SUCH DATE, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”), UNLESS EXTENDED OR EARLIER TERMINATED.

To:	JPMorgan Chase Bank London Branch Trinity Tower 9 Thomas More Street, Floor 7 London, E1W 1YT

Attention: Exchange Agent; Reference: Bolivarian Republic of Venezuela Facsimile: 44-1202-32-2494 Telephone: 44-1202-32-3813 or 44-1202-34-1260

J.P. Morgan Bank Luxembourg S.A. 5 rue Plaetis L-2338 Luxembourg
Attention: ITS Operations/Bolivarian Republic of Venezuela Facsimile: 352-46268-5804 Telephone: 352-46268-5496

Delivery of this Letter of Transmittal to an address, or transmittal to a facsimile number, other than as set forth above will not constitute valid delivery. Deliveries by hand or by courier must be clearly marked “Attn: Exchange Agent, Reference: Bolivarian Republic of Venezuela” if delivered to the exchange agent, or “Attn: Luxembourg Exchange Agent, Reference: Bolivarian Republic of Venezuela” if delivered to the Luxembourg exchange agent.

Please do not send confirmation copies of any Letter of Transmittal by the same or different means.

     Any services in connection with the Invitation may be performed in Luxembourg, at the offices of the Luxembourg exchange agent, where all information and documentation in connection with the Invitation, including the enclosed offering materials, will be available free of charge.

     IN NO EVENT SHOULD A HOLDER SEND THIS LETTER OF TRANSMITTAL OR ANY OLD BONDS TO ANY OF THE DEALERS MANAGERS, THE MINISTRY OF FINANCE OR ANY OTHER AGENCY OF THE REPUBLIC.

AGREEMENTS AND ACKNOWLEDGMENTS

     The person or entity signing the Signature Annex hereto (the “Undersigned”) acknowledges receipt of the Invitation materials referred to below of the Bolivarian Republic of Venezuela (the “Republic”) inviting owners of Old Bonds (each, a “Bondholder” ) to submit one or more offers to exchange Old Bonds for Global Bonds (each, an “Exchange Offer”), on the terms and subject to the conditions set forth in the Prospectus Supplement, dated September 22, 2004 (the “Prospectus Supplement”), the prospectus attached thereto and the related Letter of Transmittal (collectively, the “Invitation”). Capitalized terms used herein and not defined are used herein as defined in the Prospectus Supplement.

     On the terms and subject to the conditions (including the jurisdictional restrictions) of the Invitation, the Undersigned hereby submits an Exchange Offer with respect to the principal amount of Old Bonds, and at the Offer Spread (if any), specified in the Signature Annex hereto. If the Undersigned has attached more than one completed copy of the Signature Annex, the Undersigned hereby submits a separate Exchange Offer (relating to separate Old Bonds) with respect to each such completed copy of the Signature Annex. The Undersigned acknowledges that this Letter of Transmittal will not be considered to have been duly completed unless the Signature Annex hereto has been duly completed and signed.

     The Undersigned hereby:

(a)	represents that it has delivered Bond Instructions with respect to the Old Bonds specified in the Signature Annex hereto to Euroclear or Clearstream, Luxembourg, as the case may be, by tested telex or according to their normal procedures;

(b)	further authorizes Euroclear or Clearstream, Luxembourg, as the case may be, to take those actions specified in the definition of “Bond Instructions” in the section “Invitation Procedures — Procedure for Submitting Exchange Offers” in the Prospectus Supplement with respect to the Old Bonds specified in the Signature Annex hereto;

(c)	authorizes the exchange agent or the Luxembourg exchange agent, as the case may be, further to instruct Euroclear or Clearstream, Luxembourg, as the case may be, as to the aggregate principal amount of such Old Bonds that shall have been accepted for exchange by the Republic; and

(d)	represents that it has instructed Euroclear or Clearstream, Luxembourg, as the case may be, as to the accounts to which any Global Bonds issuable pursuant to Exchange Offers made hereby should be credited, as specified in the Signature Annex hereto.

     The Undersigned understands that submission of an offer pursuant to the procedures set forth in the Prospectus Supplement and in this Letter of Transmittal will constitute the Undersigned’s acceptance of the terms and conditions of the Invitation. The Republic’s acceptance for exchange of Old Bonds offered pursuant to the procedures described in the Invitation will constitute a binding agreement between the Undersigned and the Republic in accordance with the terms and subject to the conditions of the Invitation. For purposes of the Invitation, the Undersigned understands that Old Bonds validly offered (or Old Bonds defectively offered with respect to which the Republic has, or has caused to be, waived such defect) will be deemed to have been accepted by the Republic if, as and when the Republic gives oral (confirmed in writing) or written notice thereof to the exchange agent, and any such acceptance will be subject to the conditions described in the Invitation.

     The Undersigned hereby represents and warrants that it owns, or has confirmed that the party on whose behalf the Undersigned is acting owns, on the date of submission, the Old Bonds being offered and has the full power and authority to offer for exchange the Old Bonds offered by it, and that if the same are accepted for exchange by the Republic pursuant to the Invitation, the Republic will acquire good and marketable title thereto on the Settlement Date, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind. The Undersigned will, upon request, execute and deliver any additional documents deemed by the exchange agent, the Luxembourg exchange agent or the Republic to be necessary or desirable to complete such exchange.

Acknowledgement of Argentine Investors. If this Letter of Transmittal is being submitted on behalf of a beneficial owner who is located and/or resident in Argentina, the Undersigned represents to the Republic and to Barclays Capital Inc. and to Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Dealer Managers”) that the Undersigned has received a written representation from the beneficial owner that (a) the Undersigned has contacted one or more of the Dealer Managers outside Argentina in connection with the Invitation and (b) the Undersigned has not been solicited in connection with the Invitation by the Republic or the Dealer Managers or any person acting for or on behalf of any of the foregoing.

Acknowledgement of Belgian Investors. If this Letter of Transmittal is being submitted on behalf of a beneficial owner who is located and/or resident in Belgium, the Undersigned represents to the Republic and to the Dealer Managers that the Undersigned has received a written representation from the beneficial owner that (a) the Undersigned acts for the Undersigned’s own account and (b) the Undersigned is one of the following entities or persons: (i) the Belgian State, Regions and Communities; (ii) the European Central Bank, the National Bank of Belgium, the Fonds des Rents/Rentefonds, the Fonds de Protection des dépôts et des instruments financiers/Beschermingsfonds voor deposito’s en financiële instrumenten and the Caisse des Dépôts et Consignations/Deposito en Consignatiekas; (iii) the Belgian and foreign credit institutions referred to in Article 1, paragraph 2 of the Belgian Act of 22 March 1993; (iv) the Belgian and foreign investment firms the normal activity of which consists in the rendering of professional investment services within the meaning of Article 46, 1º of the Belgian Act of 6 April 1995; (v) institutions for collective investment referred to in Book III of the Belgian Act of 4 December 1990 on financial transactions and financial markets and any other foreign institution for collective investment; (vi) insurance companies and institutions referred to in Article 2 §§1 and 3 of the Belgian Act of 9 July 1975 on the supervision of insurance companies; foreign insurance companies and pension funds which do not operate in Belgium; and Belgian and foreign reinsurance companies; (vii) capitalization companies referred to in the Belgian Royal Decree Nr. 43 of 15 December 1934 on the supervision of capitalization companies; (viii) holding companies referred to in the Belgian Royal Decree Nr. 64 of 10 November 1967 organizing the status of holding companies; and any other companies which main effective activity consists in the acquisition of securities representing the capital of other companies or that acquire securities which give the right to, or commit to, the subscription or acquisition of such securities; (ix) coordination centers referred to in the Belgian Royal Decree No. 187 of 30 December 1982 on the incorporation of co-ordination centers; (x) companies of which the financial instruments are admitted on a regulated market within the meaning of Article 1, §3 of the Belgian Act of 6 April 1995, or on any other foreign market that has been recognized, is normally functioning and is accessible to the public, and the consolidated net assets of which are at least twenty five million euro; and (xi) companies, funds or similar entities constituted under foreign law the main activity of which is the investment in debt certificates or participations of institutions for collective investment and which finance such investments through the issuance in Belgium of securities offered only to persons and institutions referred to under (i) to (x) above or through the issuance of securities abroad.

Acknowledgement of Brazilian Investors. If this Letter of Transmittal is being submitted on behalf of a beneficial owner who is located and/or resident in Brazil, the Undersigned represents to the Republic and to the Dealer Managers that the Undersigned has received a written representation from the beneficial owner that (a) the Undersigned has contacted one or more of the Dealer Managers outside Brazil in connection with the Invitation, (b) the Undersigned has not been solicited in connection with the Invitation by the Republic, the Dealer Managers, or any person acting for or on behalf of any of the foregoing, (c) the Undersigned has performed its own credit and risk analysis of the Global Bonds of the Republic, and (d) the Undersigned expressly declares that is aware that neither the Old Bonds nor the Global Bonds have been or will be registered with, nor are subject to the authority of, the Brazilian Securities and Exchange Commission.

Acknowledgment of French Investors. If this Letter of Transmittal is being submitted on behalf of a beneficial owner who is located and/or resident in France, the Undersigned represents to the Republic and any of the Dealer Managers that the Undersigned has received a written acknowledgement and representation from the beneficial owner that (a) the Global Bonds are offered in France through a private placement and no prospectus has been submitted to the clearance procedures of the Autorité des marchés financiers, (b) the Undersigned is a qualified investor (investisseur qualifié) as defined in Article L. 411-2 of the Code monétaire et financier and Décret no. 98-880 dated October 1, 1998, as modified, (c) the Undersigned is investing for its own account and (d) the Global Bonds may only be resold to the public in compliance with Articles L. 411-1 et seq., L. 412-1 and L. 621-8 of the Code monétaire et financier.

Acknowledgement of German Investors. If this Letter of Transmittal is being submitted on behalf of a beneficial owner who is located and/or resident in Germany, the Undersigned represents to the Republic and to the Dealer Managers that the Undersigned has received a written representation from the beneficial owner that the Undersigned purchases and/or sells securities (as principal or agent) as part of the Undersigned’s profession or business and that the Undersigned has not and will not pass on any information material to persons in Germany except to persons who purchase and/or sell securities (as principal or agent) as part of their profession or business.

Acknowledgement of Greek Investors. If this Letter of Transmittal is being submitted on behalf of a beneficial owner who is located and/or resident in Greece, the Undersigned represents to the Republic and to the Dealer Managers that the Undersigned has received a written representation from the beneficial owner that (a) no public offer of the Global Bonds is being made in the Hellenic Republic, (b) the Undersigned has not been solicited by the Dealer Managers or any other person or entity in connection with the Invitation, (c) the Undersigned is an institutional investor that perfectly understands the English language and, based on the information made available to it, has made an informed assessment of the investment contemplated by the acquisition of the Global Bonds and the risks associated therewith, (d) any Global Bonds acquired (through the exchange against Old Bonds) pursuant to the Invitation are intended solely for the Undersigned, and (e) the Undersigned may not sell, transfer or otherwise offer to dispose of the Global Bonds so acquired or exchanged to a third party in the Hellenic Republic.

Acknowledgement of Japanese Investors. If this Letter of Transmittal is being submitted on behalf of a beneficial owner who is located and/or resident in Japan, the Undersigned represents to the Republic and to the Dealer Managers that the Undersigned has received a written representation from the beneficial owner that (a) the beneficial owner has been informed that it is a condition to such beneficial owner’s receiving the Global Bonds pursuant to the Invitation, that such beneficial owner agree not to transfer the Global Bonds unless such transfer is made in one lot to one person (except to non-residents of Japan, being non-residents of Japan within the provisions of Article 6, Paragraph 1, Item 6 of the Foreign Exchange and Foreign Trade Law of Japan (Law No. 228 of 1949, as amended)), (b) the Undersigned agrees not to transfer any Global Bonds acquired pursuant to the Invitation except as described in (a), (c) the Undersigned hereby acknowledges that no disclosure has been made in respect of the Global Bonds pursuant to the provisions of the Securities and Exchange Law, and (d) the Undersigned represents and warrants that the Undersigned is a qualified institutional investor as defined in Article 4 of the Ordinance of Cabinet Office Concerning Definitions provided in Article 2 of the Securities and Exchange Law.

Acknowledgement of Mexican Investors. If this Letter of Transmittal is being submitted on behalf of a beneficial owner who is located and/or resident in Mexico, the Undersigned represents to the Republic and to the Dealer Managers that the Undersigned has received a written representation from the beneficial owner that (a) the Undersigned has contacted one or more of the Dealer Managers outside Mexico in connection with the Invitation, (b) the Undersigned has not been solicited in connection with the Invitation by the Republic, the Dealer Managers, or any person acting for or on behalf of any of the foregoing, (c) no public offering of the Invitation is being made in Mexico, (d) neither the Old Bonds nor the Global Bonds are registered with the National Registry of Securities of Mexico, which is maintained by the Mexican National Banking and Securities Commission, and (e) the Invitation is intended only for the Undersigned and the Undersigned may not offer the Global Bonds to a third party in Mexico.

Acknowledgement of Panamanian Investors. If this Letter of Transmittal is being submitted on behalf of a beneficial owner who is located and/or resident in Panama, the Undersigned represents to the Republic and to the Dealer Managers that the Undersigned has received a written representation from the beneficial owner that (a) that he or she is an institutional investor as defined in the regulations issued by the Panamanian Securities Commission pursuant to the Panamanian Securities Law, (b) that he or she has purchased the Global Bonds for its own account and not with a view to resell or place the Global Bonds as part of the offering of the Global Bonds, and (c) that he or she will agree not to sell the Global Bonds for a period of one year, except to other institutional investors.

Acknowledgment of United Kingdom Investors. If this Letter of Transmittal is being submitted on behalf of a beneficial owner who is located and/or resident in the United Kingdom, the Undersigned represents to the Republic and to the Dealer Managers that the Undersigned has received a written representation from the beneficial owner that the beneficial owner is (a) an investment professional falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (the “Order”) or (b) a high net worth entity, or other person to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order. The Undersigned hereby agrees to furnish a copy of the above-referenced written representation to the exchange agent upon request.

     The Undersigned hereby acknowledges that this Letter of Transmittal will become an irrevocable offer to exchange the Old Bonds specified herein for Global Bonds, on the terms and subject to the conditions of the Invitation (and subject to the Republic’s right to terminate or amend the Invitation) at 4:00 P.M., New York City time, on the Expiration Date. However, any Letter of Transmittal may be withdrawn or revised prior to 4:00 P.M., New York City time, on the Expiration Date, in either case in the manner specified in the Invitation.

     In the event that the Republic terminates the Invitation without accepting any offers, all offers shall automatically be deemed to be withdrawn. If the Republic accepts any offers, offers not so accepted, together with the corresponding Letters of Transmittal, shall automatically be deemed to be withdrawn.

     All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the Undersigned, and any obligation of the Undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the Undersigned.

     The Undersigned understands that the delivery and surrender of any Old Bonds is not effective, and the risk of loss of the Old Bonds does not pass to the exchange agent, until receipt by the exchange agent of a properly completed and duly executed Letter of Transmittal, together with all accompanying evidences of authority and any other required documents in form satisfactory to the Republic. All questions as to the form of all documents and the validity (including time of receipt) and acceptance of offers, and withdrawals of offers, of Old Bonds will be determined by the Republic, in its sole discretion, which determination shall be final and binding.

IMPORTANT: A properly completed and duly executed Letter of Transmittal must be received by the exchange agent or, if you are in Luxembourg, by the Luxembourg exchange agent (with a copy to the exchange agent), prior to 4:00 P.M., New York City time, on the Expiration Date.

INSTRUCTIONS

Forming part of the Terms and Conditions of the Invitation

1.     Delivery of Letter of Transmittal and Old Bonds. A properly completed and duly executed Letter of Transmittal and any other documents required by this Letter of Transmittal must be received by the exchange agent, or (if you are in Luxembourg) by the Luxembourg exchange agent (with a copy to the exchange agent), prior to 4:00 P.M., New York City time, on the Expiration Date. Bond Instructions must be received in accordance with any deadlines established by Euroclear or Clearstream, Luxembourg. Delivery of documents to Euroclear or Clearstream, Luxembourg or any securities intermediary does not constitute delivery to the exchange agent or the Luxembourg exchange agent.

     The method of delivery of this Letter of Transmittal, the Old Bonds and all other required documents is at the option and wish of the holder. Delivery will be deemed made only when actually received by the exchange agent or the Luxembourg exchange agent.

     No alternative, conditional or contingent exchange offers will be accepted. All participating holders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance of their submission.

2.     Signatures on Letter of Transmittal. If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Republic of such person’s authority to so act must be submitted.

     If your Old Bonds are held in book-entry form through a broker, dealer, commercial bank, trust company or other nominee and you wish to exchange your Old Bonds you should contact such broker, dealer, bank, trust company or other nominee promptly and instruct such nominee to submit instructions on your behalf. Please check with your nominee to determine its procedure.

3.     Requests for Assistance or Additional Copies. Any questions or requests for assistance or additional copies of the Prospectus Supplement, the prospectus or this Letter of Transmittal may be directed to the exchange agent, the Luxembourg exchange agent or to Georgeson Shareholder, the information agent, at the telephone numbers and locations listed on the front page of this Letter of Transmittal or on the back page of the Prospectus Supplement. A Bondholder may also contact either of the Dealer Managers at the respective telephone numbers set forth in the Prospectus Supplement or such Bondholder’s broker, dealer, commercial bank or trust company or nominee for assistance concerning the Invitation.

SIGNATURE ANNEX

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL AND THE INVITATION DOCUMENTS CAREFULLY BEFORE COMPLETING THIS SIGNATURE ANNEX.

IMPORTANT: Please ensure that one, and only one, Letter of Transmittal is submitted with respect to each offer.

1.	Please select a Unique Reference Number (of up to twelve digits or characters) to identify your letter of transmittal:

2.	Account at Euroclear or Clearstream, Luxembourg (please check the appropriate box) to which the Global Bonds and cash payments are to be delivered and from which the Old Bonds (if in book-entry form) are being delivered:

Account Number:	________________________	Euroclear	☐
		Clearstream, Luxembourg	☐

3.	Contact information of the direct participant in Euroclear or Clearstream, Luxembourg submitting this Letter of Transmittal:

Company Name:

Contact Person:

City and Country of Address:

Telephone (with country code):

(Facsimile (with country code):

4.	Name of beneficial owner (optional but helpful information):

Contact Person:

City and Country of Address:

Telephone (with country code):

(Facsimile (with country code):

OFFER DETAILS
OLD BONDS OFFERED

Check only one of the boxes below opposite the Old Bonds being offered for exchange. Offers for other series of Old Bonds should be submitted in a separate Letter of Transmittal. If needed, additional copies of this Letter of Transmittal may be obtained through the information agent’s website at http://www.georgesonshareholder.com/venezuela.

☐	Check this box if U.S. Dollar Front-Loaded Interest Reduction Bonds Due 2007, USD Series A are being offered for exchange. (ISIN No. XS0029439303)
☐	Check this box if U.S. Dollar Front-Loaded Interest Reduction Bonds Due 2007, USD Series B are being offered for exchange. (ISIN No. XS0034380401)
☐	Check this box if U.S. Dollar Debt Conversion Bonds Due 2007, USD Series DL are being offered for exchange. (ISIN No. XS0029435491)
☐	Check this box if U.S. Dollar Debt Conversion Bonds Due 2008, USD Series IL are being offered for exchange. (ISIN No. XS0029456067)
☐	Check this box if Deutsche Mark Front-Loaded Interest Reduction Bonds Due 2007, are being offered for exchange. (ISIN No. DE0004019724)
☐	Check this box if Deutsche Mark Debt Conversion Bonds Due 2007, are being offered for exchange. (ISIN No. DE0004019732)
☐	Check this box if Pounds Sterling Front-Loaded Interest Reduction Bonds Due 2007, are being offered for exchange. (ISIN No. XS0029438750)
☐	Check this box if Pounds Sterling Debt Conversion Bonds Due 2007, are being offered for exchange. (ISIN No. XS0029470480)
☐	Check this box if Swiss Franc Front-Loaded Interest Reduction Bonds Due 2007, are being offered for exchange. (ISIN No. XS0029436622)

SIGNATURE ANNEX (Page 2)

Principal Amount of Old Bonds Offered: $ / £ / DM / CHF (circle one) _________________________________

☐	This a noncompetitive offer

☐	This a competitive offer

Offer Spread: ___(the spread (expressed in basis points, e.g., 500 bps) that that the Undersigned is willing to accept as the FLIRB Clearing Spread or DCB Clearing Spread (for calculating the Global Bond Exchange Price), as applicable).

If you specify an Offer Spread equal to, or less than, the Applicable Minimum Clearing Spread you will be deemed to have made a noncompetitive offer. All noncompetitive offers will be deemed to be submitted at the Applicable Minimum Clearing Spread.

PLEASE SIGN HERE

(To be completed by the direct participant submitting this Letter of Transmittal)

Authorized Signatory:

Name:

Capacity (Full Title):

Telephone (with country code):

Important Notice

The person or entity signing this Signature Annex must:

•	(a) be a direct Accountholder in Euroclear or Clearstream, Luxembourg holding the Old Bonds to which this Signature Annex relates, (b) deliver bond instructions to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with the deadlines specified by Euroclear or Clearstream, Luxembourg, as the case may be, and (c) ensure that such bond instructions can be allocated to the exchange offer made hereby, or

•	if the Old Bonds are held in certificated form, deliver those certificated Old Bonds by hand or courier to JPMorgan Chase Bank, London Branch at Trinity Tower, 9 Thomas More Street, Floor 7, London E1W 1YT, Attention: Exchange Agent, Reference: Bolivarian Republic of Venezuela and specify above the account at Euroclear or Clearstream, Luxembourg, as the case may be, to which the Global Bonds and cash payments are to be delivered.